Exhibit 8.2

355 South Grand Avenue
Los Angeles, California 90071-1560
Tel: +1.213.485.1234 Fax: +1.213.891.8763
www.lw.com

FIRM /AFFILIATE OFFICES
	Abu Dhabi	Moscow
	Barcelona	Munich
	Beijing	New Jersey
	Brussels	New York
	Chicago	Orange County
	Doha	Paris
	Dubai	Riyadh
	Frankfurt	Rome
	Hamburg	San Diego
June 8, 2010	Hong Kong	San Francisco
	Houston	Shanghai
	London	Silicon Valley
	Los Angeles	Singapore
	Madrid	Tokyo
ReneSola Ltd	Milan	Washington, D.C.

No. 8 Baoqun Road

Yaozhuang Town, Jiashan County

Zhejiang Province 314117

People’s Republic of China

Ladies and Gentlemen:

We have acted as special U.S. counsel to ReneSola Ltd, a British Virgin Islands company (the “Company”), in connection with the Company’s filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form F-3, dated June 8, 2010, which incorporates by reference certain documents listed therein (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration of certain securities of the Company (the “Securities”) that the Company may offer and sell from time to time in one or more offerings.

The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement. In addition, in our capacity as counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate. In our examination, we have assumed the accuracy of all information provided to us.

Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement, we hereby confirm that the statements in the Registration Statement under the heading “Item 10. Additional Information—E. Taxation—U.S. Federal Income Taxation,” as incorporated in the Registration Statement by reference to the Company’s Form 20-F for the year ended December 31, 2009, insofar as such statements purport to constitute summaries of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects. We express no opinion with respect to the Company’s passive foreign investment company status for U.S. federal income tax purposes.

No opinion is expressed as to any matter not discussed herein.

June 8, 2010

We are opining herein as to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws or the laws of any state or any other jurisdiction, or as to any other matters of municipal law or the laws of any local agencies within any state.

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, regulations promulgated thereunder, and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters. Our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not affect the conclusions stated in this opinion.

This letter is furnished only to you and is solely for your benefit in connection with the transaction described herein. This opinion may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Securities from you), without our prior written consent, which may be granted or withheld in our sole discretion. We hereby consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ LATHAM & WATKINS LLP